                                  EXHIBIT 32.1


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Tsan-Kun Wu - President and Chief Executive Officer (principal executive officer) of Eupa International Corporation (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the period ended March 31, 2004 of the Registrant (the "Report"):

        (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


        /s/ Tsan-Kun Wu
        ----------------------------
        Name:  Tsan-Kun Wu
        Date:  May 14, 2004


                                       13